[Signature Copy]

PROMISSORY NOTE

$129,418.18	Manhattan Beach, California	January 1, 2010

FOR VALUE RECEIVED, CTM MARKETING, INC., a Nevada corporation, whose address is 202 Tank Farm Road, Suite E, San Luis Obispo, California 93401 (the "Debtor"), promises to pay to the order of Performance Sports Brands, Inc, a Nevada corporation, whose address is 1021 N. Sepulveda Blvd., Suite G, Manhattan Beach, California 90266 (the "Payee"), the sum of ONE HUNDRED TWENTY-NINE THOUSAND FOUR HUNDRED EIGHTEEN AND 18/100 DOLLARS ($129,418.18) in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the outstanding principal amount here of at the rate of three and one quarter percent (3.25%) per annum, computed on the basis of a 360-day year and 30-day months. This Note shall be payable in 60 monthly payments, each in the amount of TWO THOUSAND FOUR HUNDRED FIFTEEN AND 72/100 DOLLARS ($2,415.72), without demand, commencing on January 1, 2011, and on the same day of each calendar month thereafter until the entire principal amount of and accrued interest on this Note is repaid (each such date being a "Payment Date"). If any Payment Date shall be a Saturday, Sunday, or day on which Banks in Manhattan Beach, California, or the place of payment are authorized or required to be closed, such payment shall be made on the next following day that is not a Saturday, Sunday or day on which banks in San Luis Obispo, California, or the place of payment are authorized or required to be closed.

Time is of the essence of this Note, and the Debtor expressly agrees that in the event of default in the payment of any principal or interest when due, the Payee may, without demand, notice of presentment of default, notice of acceleration, notice of intention to accelerate or otherwise, to Debtor, all of which are hereby waived by Debtor, declare the entirety of this Note immediately due and payable. Upon the occurrence of any default hereunder, the Payee shall also have the right to exercise any and all of the rights, remedies and recourses now or hereafter existing in equity, law, by virtue of statute or otherwise.

In the event that any payment is not made when due, either of principal or interest, and whether upon maturity or as a result of acceleration, interest shall thereafter accrue at the rate per annum equal to the lesser of (a) the maximum non-usurious rate of interest permitted by the laws of the State of California or the United States of America, whichever shall permit the higher rate or (b) eighteen percent (18.00%) per annum, from such date until the entire balance of principal and accrued interest on this Note has been paid.

Debtor has the privilege of making prepayments on this Note from time to time on any Payment Date in any amount without penalty provided that any such prepayment shall be applied to accrued and unpaid interest on this Note and the balance, if any, to the principal amount payable under this Note; provided, however, that Debtor shall give Payee at least 10 days' notice before making any prepayment of more than $10,000, which notice shall specify the amount of the prepayment and the date upon which such prepayment will be made, and upon giving of any such notice this Note shall be deemed to be amended to require the payment of amount set forth in such notice on the date set forth in such notice.

No failure to exercise and no delay on the part of Payee in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between Debtor and Payee shall operate as a waiver of any right of Payee. No modification or waiver of any provision of this Note or any consent to any departure there from shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

[Signature Copy]

In the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action be had hereon, then Debtor agrees and promises to pay an additional amount as reasonable, calculated and foreseeable attorneys' and collection fees incurred by Payee in connection with enforcing its rights herein contemplated.

To the extent permitted by applicable law, Debtor hereby waives grace, notice, demand or presentment forpaymentofthisNote,dishonor,noticeofdishonor,noticeofdefaultornonpayment,protest, notice of protest, suit, notice of intention to accelerate, notice of acceleration, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments, and consents to any and all renewals and extensions in the time of payment hereof, and the release of any party primarily or secondarily liable hereon.

It is expressly provided and stipulated that notwithstanding any provision of this Note, in no event shall the aggregate of all interest paid by Debtor to Payee hereunder ever exceed the maximum non-usurious rate of interest which may lawfully be charged Debtor under the laws of the State of California or United States Federal Government, as applicable, on the principal balance of this Note remaining unpaid. It is expressly stipulated and agreed by Debtor that it is the intent of Payee and Debtor in the execution and delivery of this Note to contract in furtherance of such laws, and that none of the terms of this Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money, at any interest rate in excess of the maximum non-usurious rate of interest permitted to be charged Debtor under the laws of the State of California or United States Federal Government, as applicable. The provisions of this paragraph and the immediately succeeding paragraph shall govern over all other provisions of this Note should any such provisions be in apparent conflict herewith.

Specifically and without limiting the generality of the foregoing paragraph, it is expressly provided that:

(i)           In the event of prepayment of the principal of this Note, in whole or in part, or the payment of the principal of this Note prior to the stated maturity date hereof, whether resulting from acceleration of the maturity of this Note or otherwise, if the aggregate amount of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amount paid or accrued in connection with the indebtedness evidenced hereby which by law are deemed interest on the indebtedness evidenced by the Note and which aggregate amounts paid or accrued (if calculated in accordance with the provisions of this Note other than this paragraph) would exceed the maximum non-usurious rate of interest which could lawfully be charged as above mentioned on the unpaid principal balance of the indebtedness evidenced by this Note from time to time advanced (less any discount) and remaining unpaid from the date advanced to the date of final payment thereof, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of the principal of this Note so as to reduce the amount of the final payment of principal due on this Note, or if the principal amount hereof has been paid in full, refunded to Debtor.

(ii)           If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the maximum non-usurious rate of interest which could lawfully have been charged or collected on this Note, as above mentioned, Debtor stipulates that (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest and any excess shall be credited hereon by the holder hereof (or, if this Note shall have been paid in full, refunded to Debtor); and (b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term hereof, all interest at any time contracted for, charged, or received from Debtor in connection with such indebtedness, and any excess shall be canceled, credited, or refunded as set forth in (a) herein.

[Signature Copy]

Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instruments are unconditionally received by Payee.

Debtor agrees that this Note shall be freely assignable to any assignee of Payee, subject to compliance with applicable securities laws.

Debtor represents and warrants that the extension of credit represented by this Note is for business, commercial, investment, or other similar purposes and not primarily for personal, family, household or agricultural use.

This Note has been executed and delivered and shall be construed in accordance with and governed by the laws of the State of California and of the United States of America applicable in California. Venue for any litigation between Debtor and Payee with respect to this Note shall be Los Angeles County, California. Debtor and Payee hereby irrevocably submit to personal jurisdiction in California, and waive all objections to personal jurisdiction in California and venue in Los Angeles County for purposes of such litigation.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN DEBTOR AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN DEBTOR AND PAYEE.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN DEBTOR AND PAYEE.

CTM MARKETING, INC., a
Nevada corporation

By:	/s/ Michael F. Abram
Title: President